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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                                 MORGAN STANLEY
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             (Exact Name of Registrant as Specified in Its Charter)

               DELAWARE                                 36-3145972
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       (State of Incorporation                       (I.R.S. Employer
           or Organization)                        Identification No.)

   1585 Broadway, New York, New York                      10036
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(Address of Principal Executive Offices)                (Zip Code)

If this Form relates to the                If this Form relates to the
registration of a class of                 registration of a class of
securities pursuant to                     securities pursuant to
Section 12(b) of the Exchange              Section 12(g) of the Exchange
Act and is effective pursuant              Act and is effective pursuant
to General Instruction A.(c),              to General Instruction A.(d),
please check the following                 please check the following
box. [X]                                   box. [ ]


Securities Act registration statement file number to which this form relates:
333-129243

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class                Name of Each Exchange on Which
        to be so Registered                Each Class is to be Registered
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Global Medium-Term Notes, Series F,        THE AMERICAN STOCK EXCHANGE LLC
7.5% SPARQS due  January 15, 2007
(Mandatorily Exchangeable for
Shares of the Common Stock of Coach,
Inc.)


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)


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Item 1. Description of the Registrant's Securities to be Registered.

     The title of the class of securities to be registered hereunder is: "Global Medium-Term Notes, Series F, 7.5% Stock Participation Accreting Redemption Quarterly-pay Securities due January 15, 2007 (Mandatorily Exchangeable for Shares of the Common Stock of Coach, Inc.)" (the "SPARQS"). A description of the SPARQS is set forth under the caption "Description of Debt Securities" in the prospectus included within the Registration Statement of Morgan Stanley (the "Registrant") on Form S-3 (Registration No. 333-129243) (the "Registration Statement"), as supplemented by the information under the caption "Description of Notes" in the prospectus supplement dated November 14, 2005 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, and as further supplemented by the description of the SPARQS contained in the pricing supplement dated December 22, 2005 to be filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the SPARQS and is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2. Exhibits.

     The following documents are filed as exhibits hereto:

     4.1 Proposed form of Global Note evidencing the SPARQS.


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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       MORGAN STANLEY
                                       (Registrant)


Date: December 22, 2005              By:  /s/ W. Gary Beeson
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                                          Name:  W. Gary Beeson
                                          Title: Assistant Secretary and Counsel


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                               INDEX TO EXHIBITS


Exhibit No.                                                            Page No.

   4.1        Proposed form of Global Note evidencing the SPARQS         A-1





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